TIDAL TRUST III 485BPOS

Exhibit 99(h)(iii)(vii)

SEVENTH AMENDMENT TO THE
TIDAL TRUST III
FUND ACCOUNTING SERVICING AGREEMENT

THIS SEVENTH AMENDMENT effective as of January 15, 2025 (the “Effective Date”), to the Fund Accounting Servicing Agreement dated as of July 11, 2024, as amended, (the “Agreement”), is entered into by and between TIDAL TRUST III, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	PEO Quest Liquid PE Replication ETF
●	World Dynamic Momentum Leaders ETF
●	VistaShares Target 15 USA Momentum Income ETF
●	VistaShares Target 15 USA Value Income ETF
●	VistaShares Target 15 USA Quality Income ETF
●	VistaShares Target 15 USA Low Volatility Income ETF
●	VistaShares Target 15 Berkshire Select Income ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST III		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley

Name:	Eric Falkeis	Name:	Gregory Farley

Title:	President	Title:	Sr. Vice President

Date:	1/16/2025	Date:	1/17/2025

Exhibit A to the
Fund Accounting Servicing Agreement
Separate Series of Tidal Trust III

Name of Series:

Unity Wealth Partners Dynamic Capital Appreciation & Options ETF
TradersAI Large Cap Equity & Cash ETF
Rockefeller Opportunistic Municipal Bond ETF
Rockefeller California Municipal Bond ETF
Rockefeller New York Municipal Bond ETF
Rockefeller Global Equity ETF
Rockefeller U.S. Small-Mid Cap ETF
4E Quality Growth ETF
GammaRoad Market Navigation ETF
Impact Shares YWCA Women's Empowerment ETF
Impact Shares NAACP Minority Empowerment ETF
VistaShares Artificial Intelligence Supercycle ETF
VistaShares Electrification Supercycle ETF
FIRE Funds™ Wealth Builder ETF
FIRE Funds™ Income Target ETF
Ninepoint Energy Income ETF
Ninepont Energy ETF
Ned Davis Research 360° Core Equity ETF
Ned Davis Research 360° Dynamic Allocation ETF
Fundstrat Granny Shots US Large Cap ETF
The BeeHive ETF
NestYield Total Return Guard ETF
NestYield Dynamic Income ETF
NestYield Visionary ETF
USCF Daily Target 2X Copper Index ETF
Battleshares™ NVDA vs INTC ETF
Battleshares™ TSLA vs F ETF
Battleshares™ AMZN vs M ETF
Battleshares™ COIN vs WFC ETF
Battleshares™ MSTR vs JPM ETF
Battleshares™ NFLX vs CMCSA ETF
Battleshares™ LLY vs YUM ETF
Battleshares™ GOOGL vs NYT ETF
Kick BRK 2X Long Daily Target ETF
TH GARP Global Rising Leaders ETF
TH GARP India Rising Leaders ETF
PEO Quest Liquid PE Replication ETF
World Dynamic Momentum Leaders ETF
VistaShares Target 15 USA Momentum Income ETF
VistaShares Target 15 USA Value Income ETF
VistaShares Target 15 USA Quality Income ETF
VistaShares Target 15 USA Low Volatility Income ETF
VistaShares Target 15 Berkshire Select Income ETF

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